SCHEDULE OF OMITTED NON-STATUTORY STOCK OPTION AGREEMENTS

Optionee:	Date of Grant:	Number of Shares Covered by Option:	Exercise Price:	Vesting Start Date:	Vesting Schedule:
Jennifer Calise	April 1, 2011	600,000	$0.0167 per share	April 1, 2011	12,500 stock options per month
Christina O’Malley	May 2, 2011	600,000	$0.0167 per share	May 2, 2011	12,500 stock options per month
Erin Webb	April 1, 2011	300,000	$0.0167 per share	April 1, 2011	6,250 stock options per month

Aside from the information noted, and the social security numbers of each Consultant, all of the terms and conditions in each Consulting Agreement are identical.